Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
On November 8, 2012, KAYAK entered into a merger agreement with priceline.com and Merger Sub as a result of which KAYAK was acquired by priceline.com. After approval by KAYAK's stockholders and satisfaction of other conditions, KAYAK was merged with and into Merger Sub with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of priceline.com on May 21, 2013. The accompanying unaudited pro forma combined statements of operations, which we refer to as the pro forma statements of operations, for the three months ended March 31, 2013 and the year ended December 31, 2012 combine the historical consolidated statements of operations of priceline.com and KAYAK, giving effect to the merger as if it had been completed on January 1, 2012. The accompanying unaudited pro forma combined balance sheet, which we refer to as the pro forma balance sheet, as of March 31, 2013 combines the historical consolidated balance sheets of priceline.com and KAYAK, giving effect to the merger as if it had been completed on March 31, 2013. The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing effect on the combined results of priceline.com and KAYAK.
The accompanying unaudited pro forma combined financial statements, which we refer to as the statements, and related notes were prepared using the acquisition method of accounting with priceline.com considered the acquirer of KAYAK. Accordingly, the purchase consideration paid by priceline.com in the merger has been allocated to KAYAK's assets and liabilities based upon their estimated fair values as of the date of completion of the merger. In the statements and related notes, the purchase consideration has been preliminarily allocated to the assets acquired and liabilities assumed of KAYAK based upon their estimated fair values as of March 31, 2013. The statements contained herein do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the merger.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated balance sheet of the combined company would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of the combined company's future consolidated results of operations or consolidated balance sheet. The statements are based upon currently available information and estimates and assumptions that priceline.com's management and KAYAK's management believe are reasonable as of the date of this Current Report on Form 8-K/A. Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and the estimates and assumptions may not be representative of facts existing upon finalization of the merger.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	March 31, 2013
(In thousands)	Historical priceline.com	Historical KAYAK	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,611,210	$181,321	$(521,469)	(a)	$1,271,062
Restricted cash	7,022	—	—		7,022
Short-term investments	3,570,407	1,985	—		3,572,392
Accounts receivable, net	471,807	54,687	(6,529)	(b)	519,965
Prepaid expenses and other current assets	319,251	7,130	—		326,381
Deferred income taxes	50,755	1,927	—		52,682
Total current assets	6,030,452	247,050	(527,998)		5,749,504
Property and equipment, net	92,500	6,687	—		99,187
Intangible assets, net	191,135	11,415	859,585	(d)	1,062,135
Goodwill	502,295	155,527	1,129,960	(e)	1,787,782
Deferred income taxes	3,643	13,655	42,252	(f)	59,550
Other assets	35,102	1,362	—		36,464
Total assets	$6,855,127	$435,696	$1,503,799		$8,794,622

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$250,546	$9,540	$—		$260,086
Accrued expenses and other current liabilities	425,032	23,924	(6,529)	(c)	442,427
Deferred merchant bookings	403,530	—	—		403,530
Convertible debt	526,231	—	—		526,231
Total current liabilities	1,605,339	33,464	(6,529)		1,632,274
Deferred income taxes	41,474	3,299	357,110	(g)	401,883
Other long-term liabilities	90,589	5,402	—		95,991
Convertible debt	887,229	—	—		887,229
Total liabilities	2,624,631	42,165	350,581		3,017,377

Redeemable noncontrolling interests	190,893	—	—		190,893
Convertible debt	48,768	—	—		48,768

Stockholders’ equity:
Common stock	452	39	(27)	(h)	464
Treasury stock	(1,136,987)	—	—		(1,136,987)
Additional paid-in capital	2,645,316	381,044	1,165,693	(i)	4,192,053
Accumulated earnings	2,570,114	13,958	(13,958)	(j)	2,570,114
Accumulated other comprehensive loss	(88,060)	(1,510)	1,510	(k)	(88,060)
Total stockholders’ equity	3,990,835	393,531	1,153,218		5,537,584
Total liabilities and stockholders’ equity	$6,855,127	$435,696	$1,503,799		$8,794,622

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	For the three months ended March 31, 2013
(In thousands, except per share data)	Historical priceline.com	Historical KAYAK	Pro Forma Adjustments		Pro Forma Combined
Agency revenues	$769,928	$—	$—		$769,928
Merchant revenues	528,564	—	—		528,564
Advertising and other revenues	3,520	82,307	(10,492)	(l)	75,335
Total revenues	1,302,012	82,307	(10,492)		1,373,827
Cost of revenues	292,347	5,491	—		297,838
Gross profit	1,009,665	76,816	(10,492)		1,075,989
Operating expenses:
Advertising — Online	403,153	—	17,155	(m)	420,308
Advertising — Offline	27,729	—	20,563	(n)	48,292
Sales and marketing	52,263	48,723	(48,210)	(o)	52,776
Personnel	134,218	15,112	(1,901)	(p)	147,429
General and administrative	50,161	5,154	—		55,315
Information technology	13,222	—	—		13,222
Depreciation and amortization	19,080	1,592	12,970	(q)	33,642
Total operating expenses	699,826	70,581	577		770,984
Operating income	309,839	6,235	(11,069)		305,005
Other income (expense):
Interest income	874	71	—		945
Interest expense	(17,329)	—	—		(17,329)
Foreign currency transactions and other	(2,942)	(253)	—		(3,195)
Total other income (expense)	(19,397)	(182)	—		(19,579)
Earnings before income taxes	290,442	6,053	(11,069)		285,426
Income tax (expense) benefit	(46,150)	(3,926)	4,538	(r)	(45,538)
Net income	244,292	2,127	(6,531)		239,888
Less: net income attributable to noncontrolling interests	21	—	—		21
Net income applicable to common stockholders	$244,271	$2,127	$(6,531)		$239,867
Net income applicable to common stockholders per basic common share	$4.89	$0.05	$(0.28)		$4.66
Weighted average number of basic common shares outstanding	49,939	38,814	(37,292)	(t)	51,461
Net income applicable to common stockholders per diluted common share	$4.76	$0.05	$(0.31)		$4.50
Weighted average number of diluted common shares outstanding	51,353	45,313	(43,419)	(t)	53,247

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	For the year ended December 31, 2012
(In thousands, except per share data)	Historical priceline.com	Historical KAYAK	Pro Forma Adjustments		Pro Forma Combined
Agency revenues	$3,142,815	$—	$—		$3,142,815
Merchant revenues	2,104,752	—	—		2,104,752
Advertising and other revenues	13,389	292,723	(28,270)	(l)	277,842
Total revenues	5,260,956	292,723	(28,270)		5,525,409
Cost of revenues	1,177,275	19,741	—		1,197,016
Gross profit	4,083,681	272,982	(28,270)		4,328,393
Operating expenses:
Advertising — Online	1,273,637	—	49,336	(m)	1,322,973
Advertising — Offline	35,492	—	73,861	(n)	109,353
Sales and marketing	195,934	153,327	(151,467)	(o)	197,794
Personnel	466,828	49,433	23,177	(p)	539,438
General and administrative	173,171	22,118	—		195,289
Information technology	43,685	—	—		43,685
Depreciation and amortization	65,141	8,273	48,933	(q)	122,347
Total operating expenses	2,253,888	233,151	43,840		2,530,879
Operating income	1,829,793	39,831	(72,110)		1,797,514
Other income (expense):
Interest income	3,860	221	—		4,081
Interest expense	(62,064)	—	—		(62,064)
Foreign currency transactions and other	(9,720)	(1,711)	—		(11,431)
Total other income (expense)	(67,924)	(1,490)	—		(69,414)
Earnings before income taxes	1,761,869	38,341	(72,110)		1,728,100
Income tax (expense) benefit	(337,832)	(19,531)	29,565	(r)	(327,798)
Net income	1,424,037	18,810	(42,545)		1,400,302
Redeemable convertible preferred dividends	—	(6,644)	6,644	(s)	—
Deemed dividend resulting from modification of redeemable convertible preferred stock	—	(2,929)	2,929	(s)	—
Less: net income attributable to noncontrolling interests	4,471	—	—		4,471
Net income applicable to common stockholders	$1,419,566	$9,237	$(32,972)		$1,395,831
Net income applicable to common stockholders per basic common share	$28.48	$0.45	$(1.75)		$27.18
Weighted average number of basic common shares outstanding	49,840	20,732	(19,210)	(t)	51,362
Net income applicable to common stockholders per diluted common share	$27.66	$0.45	$(1.89)		$26.22
Weighted average number of diluted common shares outstanding	51,326	41,505	(39,594)	(t)	53,237

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

1. Basis of Pro Forma Presentation
The statements and related notes present the pro forma consolidated financial position and results of operations of the combined company formed pursuant to the merger based on the historical financial statements of priceline.com and KAYAK (after giving effect to the merger and adjustments described in these notes, subject to the assumptions and limitations described herein), and are intended to reflect the impact of the merger on priceline.com.

The historical financial information of priceline.com as of and for the three months ended March 31, 2013 was derived from the unaudited interim consolidated financial statements of priceline.com from the Quarterly Report on Form 10-Q for the three months ended March 31, 2013. The historical financial information of priceline.com for the year ended December 31, 2012 was derived from the audited consolidated financial statements from priceline.com's Annual Report on Form 10-K for the year ended December 31, 2012. KAYAK's audited historical consolidated financial statements as of and for the year ended December 31, 2012 and unaudited interim consolidated financial statements as of and for the three months ended March 31, 2013 are included in this Current Report on Form 8-K/A. These statements should be read in conjunction with such historical financial statements.

The merger between Merger Sub and KAYAK will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification, which we refer to as ASC, Topic 805, Business Combinations which we refer to as ASC 805. Under ASC 805, most of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The pro forma statements of operations reflect the merger as if it had been completed on January 1, 2012, and the pro forma balance sheet reflects the merger as if it had been completed on March 31, 2013. The statements and these notes include pro forma adjustments based on preliminary valuations of assets and liabilities of KAYAK. These adjustments are preliminary and may be revised as additional valuation work is performed. The final purchase price allocations will be based on estimated fair value of the assets acquired and the liabilities assumed as of the closing of the merger. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed in determining the final purchase price allocations, priceline.com will apply the accounting guidance under GAAP for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market at the measurement date. The fair value measurements will utilize estimates based on key assumptions in connection with the merger, including historical and current market data.

The pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

2. Estimated Acquisition Consideration for KAYAK
Upon completion of the merger, each issued and outstanding share of KAYAK common stock, other than shares owned by priceline.com, KAYAK, or any of their subsidiaries, or by stockholders that have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law, were converted into the right to receive, at the election of the stockholder, either $40.00 in cash, which we refer to as the cash consideration or a fraction of a share of priceline.com common stock, which we refer to as the stock consideration, in each case subject to the pro ration mechanism provided in the merger agreement and described below. No KAYAK stockholders exercised dissenters rights of appraisal. Shares of KAYAK common stock as to which the holder elected to receive cash consideration are referred to as cash election shares, shares of KAYAK common stock as to which the holder elected to receive stock consideration are referred to as stock election shares and shares of KAYAK common stock as to which no election has been made, other than dissenter shares (of which there were none), are referred to as no election shares.

The number of shares of KAYAK common stock converted into the right to receive the cash consideration, which we refer to as the total cash number, was equal to approximately 33% of the number of shares of KAYAK common stock outstanding on May 21, 2012 plus KAYAK restricted stock units (RSUs) outstanding on such date and the remainder of the shares of KAYAK common stock was converted into the right to receive the stock consideration. Due to the fact that the number of cash election shares was less than the total cash number, the cash election share shortfall amount was made up by first converting no election shares into the right to receive cash consideration, and then any remaining cash election share shortfall was made up by converting a portion of the stock election shares into the right to receive cash consideration rather than stock consideration, with such adjustment being made on a pro-rata basis among the stock election shares. As a result, KAYAK stockholders may have received a different combination of consideration than elected, depending on the elections made by other KAYAK stockholders.

KAYAK stockholders who received the merger consideration as stock received for each share of KAYAK common stock a fraction of a share of priceline.com common stock determined by dividing $40.00 by the aggregate volume weighted average price per share of priceline.com common stock for the 30 day trading period ending on the second full trading day prior to the effective date, which we refer to as the priceline.com average trading price, provided that the priceline.com average trading price is between (or including) $571.35 and $698.32 per share. If the priceline.com average trading price was below $571.35 then the exchange ratio was fixed at 0.07001 shares of priceline.com common stock to be delivered for each share of KAYAK common stock. If the priceline.com average trading price was above $698.32 then the exchange ratio will be fixed at 0.05728 shares of priceline.com common stock to be delivered for each share of KAYAK common stock.

The effective date of the merger was May 21, 2013. The aggregate weighted average per share price of priceline.com common stock from April 8, 2013 through May 17, 2013 (the 30 trading day period ending two days prior to the effective date of the merger) was $734.93. Since the aggregate volume weighted average per share price of priceline.com common stock was above $698.32, the exchange ratio is fixed at 0.05728 ($40 divided by $698.32).

KAYAK stockholders held less than 4.0% of the total outstanding priceline.com common stock immediately after consummation of the merger (based on the number of shares of priceline.com common stock and shares of KAYAK common stock outstanding as of May 21, 2013 in the aggregate of the issued and outstanding shares of priceline.com common stock).

Based on KAYAK's shares of common stock and equity awards outstanding as of May 21, 2013, the acquisition consideration is approximately as follows (in thousands):
Preliminary Estimated Acquisition Consideration

Number of shares of KAYAK common stock outstanding at May 21, 2013	39,592
Number of KAYAK common shares paid through the delivery of priceline.com common stock per merger agreement (1)	26,574
Exchange ratio	0.05728
Number of shares of priceline.com common stock—as exchanged	1,522
priceline.com common stock price on May 21, 2013	$842.50
Estimated fair value of 1.5 million common shares of priceline.com issued to KAYAK common stockholders (1)		$1,282,326
Number of KAYAK common shares to be paid in cash per merger agreement (1)	13,017
Per share cash consideration for KAYAK common stock	$40.00
Estimated cash distribution to KAYAK common stockholders, including fractional shares of priceline.com common stock (1)		520,783
Fair value of the vested portion of KAYAK stock option awards outstanding—0.4 million at May 21, 2013 (2)		264,423
Cash settlement of the restricted stock units (“RSUs”) stock, which vest immediately prior to the effective date of the merger(3)		541
Cash paid for fractional stock option awards		145
Total preliminary estimated acquisition consideration		$2,068,218

(1) As of May 21, 2013, there were 39.6 million KAYAK common shares outstanding.
(2) Under ASC 805, the fair value of vested stock option awards attributed to pre-combination services is accounted for as purchase price consideration. There were vested and unvested KAYAK stock options to purchase 0.5 million shares of priceline.com common stock outstanding immediately following the merger on May 21, 2013 with a fair value of $322 million, of which an estimated $264 million is attributed to pre-combination related services and accounted for as purchase price consideration in accordance with ASC 805.

(3) The 13,000 shares of KAYAK common stock subject to RSUs outstanding immediately prior to the effective date of the merger are subject to accelerated vesting immediately prior to the effective date of the merger and are therefore considered related to pre-combination merger services and are included in the purchase price consideration in accordance with ASC 805.

3. Preliminary Estimated Purchase Price Allocation
The preliminary purchase price allocation for KAYAK is based on estimates, assumptions, valuations and other studies which have not yet been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the acquisition consideration will remain preliminary until priceline.com's management determines the fair values of assets acquired, net of liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the closing of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma combined financial statements.
The total preliminary estimated acquisition consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of KAYAK based on their estimated fair values as of March 31, 2013 as follows (in thousands):
Estimated Purchase Price Allocation

		KAYAK
Cash and cash equivalents		$181,321
Accounts receivable and other current assets		63,802
Accounts payable		(9,540)
Accrued expenses		(23,924)
Property and equipment		6,687
Deferred income taxes –asset		57,834
Other assets		1,362
Deferred income taxes – liability		(360,409)
Other long-term liabilities		(5,402)
Intangible assets:
Trade names and domain names	496,000
Customer relationships	302,000
Technology	73,000
Total intangible assets		871,000
Goodwill		1,285,487
Preliminary estimated acquisition consideration		$2,068,218
Identifiable intangible assets. Preliminary fair values for the intangible assets were determined based on the relief from royalty method and income approach method. The intangible assets identified were trade names and domain names, customer relationships and technology and will be amortized on a straight-line basis over the following useful lives:

Trade names and domain names	20 years
Customer relationships	20 years
Technology	5 years
Goodwill. Goodwill represents the excess of the estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets was the acquired workforce of experienced personnel, synergies in products, technologies, skill sets, operations, customer base, and organizational cultures that can be leveraged to enable us to build a successful combined enterprise. In accordance with ASC Topic 350, Intangibles-Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

4. Pro Forma Adjustments
        The final purchase price allocation may result in different allocations for tangible and intangible assets than presented in the Statements and these notes, and those differences may be material. Any transaction related fees included in the statements were not material.

Balance Sheet

(a) Cash	March 31, 2013 (000's)
To reflect cash consideration paid to KAYAK common shareholders	$(520,699)
To reflect cash consideration paid to holders of KAYAK restricted stock	(541)
To reflect cash consideration paid to holders of fractional priceline.com stock options	(229)
Total adjustments to cash	$(521,469)

(b) Accounts receivable	March 31, 2013 (000's)
To eliminate amounts due to KAYAK from priceline.com	$(6,529)

(c) Accrued expenses and other current liabilities	March 31, 2013 (000's)
To eliminate accrued expenses due to KAYAK from priceline.com	$(6,529)

(d) Intangible assets	March 31, 2013 (000's)
To reverse net book value of existing KAYAK intangible assets	$(11,415)
To record fair value of acquired intangibles such as trade names and domain names, customer relationships and technology	871,000
Total adjustments to intangible assets	$859,585

(e) Goodwill	March 31, 2013 (000's)
To reverse existing KAYAK goodwill	$(155,527)
To adjust for purchase consideration in excess of fair value of net assets acquired	1,285,487
Total adjustments to goodwill	$1,129,960

(f) Deferred income taxes (asset)	March 31, 2013 (000's)
To reverse deferred tax asset recorded by KAYAK as of March 31, 2013 related to non-qualified stock options	$(11,090)
To record an estimated deferred tax asset on the vested portion of KAYAK non-qualified stock options ($144 million at an estimated statutory tax rate)	53,342
Total adjustments to Deferred income taxes (asset)	$42,252

(g) Deferred income taxes (liability)	March 31, 2013 (000's)
To record an estimated deferred tax liability on the fair value of purchased intangibles (fair value of acquired intangibles of $871 million at an estimated statutory tax rate of 41%)	$357,110

(h) Common stock	March 31, 2013 (000's)
To reverse Class A common shares of KAYAK	$(10)
To reverse Class B common shares of KAYAK	(29)
To record $0.008 per share par value of 1.5 million common shares of priceline.com issued to KAYAK shareholders as merger consideration	12
Total adjustments to common stock	$(27)

(i) Additional paid in capital	March 31, 2013 (000's)
To reverse additional paid in capital of KAYAK	$(381,044)
To record additional paid in capital related to issuance of common shares of priceline.com issued to KAYAK shareholders as merger consideration (1.5 million common shares of priceline.com at an opening price per share of $842.50 as of May 21, 2013)	1,282,314
To record additional paid in capital related to vested portion of KAYAK stock options (1)	264,423
Total adjustments to additional paid in capital	$1,165,693

(1)	Reflects the fair value of vested KAYAK stock options.

(j) Accumulated earnings	March 31, 2013 (000's)
To reverse accumulated earnings of KAYAK	$(13,958)

(k) Accumulated other comprehensive loss	March 31, 2013 (000's)
To reverse accumulated other comprehensive loss of KAYAK	$1,510

Statements of Operations

(l) Advertising revenue and other	Three Months Ended March 31, 2013 (000's)	Year Ended December 31, 2012 (000's)
Elimination of advertising revenue from priceline.com recorded by KAYAK	$(10,492)	$(28,270)

(m) Advertising - Online	Three Months Ended March 31, 2013 (000's)	Year Ended December 31, 2012 (000's)
Reclassification to Advertising-Online from Sales and marketing to conform with priceline.com presentation	$27,647	$77,606
Elimination of Advertising-online to KAYAK recorded by priceline.com	(10,492)	(28,270)
Total adjustments to Advertising-online expense	$17,155	$49,336

(n) Advertising - Offline	Three Months Ended March 31, 2013 (000's)	Year Ended December 31, 2012 (000's)
Reclassification to Advertising-Offline from Sales and marketing to conform with priceline.com presentation	$20,563	$73,861

(o) Sales and marketing	Three Months Ended March 31, 2013 (000's)	Year Ended December 31, 2012 (000's)
Reclassification to Advertising-Online from Sales and marketing to conform with priceline.com presentation	$(27,647)	$(77,606)
Reclassification to Advertising-Offline from Sales and marketing to conform with priceline.com presentation	(20,563)	(73,861)
Total adjustments to Sales and marketing expense	$(48,210)	$(151,467)

(p) Personnel expenses	Three Months Ended March 31, 2013 (000's)	Year Ended December 31, 2012 (000's)
To reverse stock based compensation expense recorded by KAYAK	$(4,764)	$(13,480)
To record stock based compensation expense for unvested employee stock option awards as of the merger date (1)	2,863	36,657
Total adjustments to Personnel expense	$(1,901)	$23,177

(1)
The fair value of the total unvested stock option awards at merger close that will be amortized to stock compensation expense after the merger was approximately $55 million, net of estimated forfeitures.

(q) Depreciation and amortization expense	Three Months Ended March 31, 2013 (000's)	Year Ended December 31, 2012 (000's)
To reverse amortization expense for existing KAYAK intangibles	$(655)	$(5,567)
To record amortization expense for newly identified intangible assets	13,625	54,500
Total adjustments to Depreciation and amortization expense	$12,970	$48,933

(r) Income tax (expense)benefit	Three Months Ended March 31, 2013 (000's)	Year Ended December 31, 2012 (000's)
To record the tax impact of stock based compensation related to unvested stock option awards as of the merger date for the three months ended March 31, 2013 and the year ended December 31, 2012 at an estimated statutory tax rate of 41.0%)	$(780)	$9,503
To record the tax impact of net increase in amortization expense (total adjustments for amortization expense on intangibles of $12,970 and $48,933 for the three months ended March 31, 2013 and the year ended December 31, 2012 at an estimated statutory tax rate of 41.0%)	5,318	20,062
Total adjustments to Income tax expense	$4,538	$29,565

(s) Dividends	Three Months Ended March 31, 2013 (000's)	Year Ended December 31, 2012 (000's)
To reverse dividends on redeemable convertible preferred stock that would have converted to priceline.com common shares at merger date	$—	$(6,644)
To reverse deemed dividends on redeemable convertible preferred stock that would have converted to priceline.com common shares at merger date	$—	$(2,929)

(t) Shares outstanding	Three Months Ended March 31, 2013 (000's)	Year Ended December 31, 2012 (000's)
Basic
priceline.com weighted average number of shares outstanding	49,939	49,840
priceline.com shares to be issued in replacement of KAYAK's common shares	1,522	1,522
Pro forma weighted average number of basic common shares outstanding	51,461	51,362

Diluted
priceline.com weighted average number of shares outstanding	51,353	51,326
priceline.com shares to be issued in replacement of KAYAK's common shares	1,522	1,522
Dilutive effect of the outstanding KAYAK equity replacement awards	372	389
Pro forma weighted average number of basic common shares outstanding	53,247	53,237